UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: July 18, 2006
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 444-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into Material Definitive Agreement
     On July 18, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Akamai Technologies, Inc. (“Akamai” or the “Company”) approved an amendment to Akamai Technologies, Inc.’s Executive Severance Pay Plan (the “Severance Plan”). Eligible participants in the Severance Plan consist of members of Akamai’s executive management group, currently referred to as the Office of the CEO, other than the Chief Executive Officer and the Executive Chairman. The amendment provides for the payment of an amount equal to the eligible participant’s target bonus upon a triggering event. Eligible participants under the plan who are terminated for any reason other than “cause” (as defined in the Severance Plan) and have signed a mutually acceptable separation agreement shall hereafter be entitled to (i) a lump sum payment equal to one year of the participant’s then-current base salary; (ii) a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under Akamai’s then-current Executive Bonus Plan, if any, in the year of the executive’s termination had both Akamai and the executive achieved the target bonus objectives set forth in such executive’s bonus plan during such year; and (iii) reimbursement of up to 12 times the monthly premium for continued health and dental insurance coverage.
     On July 18, 2006, the Compensation Committee approved change in control agreements for members of the executive management group, currently referred to as the Office of the CEO, other than the Chief Executive Officer and the Executive Chairman. If such an individual is terminated without cause or resigns for “good reason” (as defined in the change in control agreement) within 12 months of a change in control of Akamai, he or she shall be entitled to (i) a lump sum payment equal to one year of the participant’s then-current base salary; (ii) a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under Akamai’s then-current Executive Bonus Plan, if any, in the year of the executive’s termination had both Akamai and the executive achieved the target bonus objectives set forth in such executive’s bonus plan during such year; (iii) reimbursement of up to 12 times the monthly premium for continued health and dental insurance coverage; and (iv) accelerated vesting of all outstanding stock options held by the Executive as of the date his or her employment terminates. The change in control agreements are supplemental to, and not in replacement of, the change in control provisions reflected in agreements governing equity awards granted to such individuals; however, the change in control agreements replace and supersede any other existing employment offer letters or similar agreements with such individuals. Furthermore, receipt of any benefits under the terms of a change in control agreement would preclude the ability to receive benefits under the Severance Plan.
     On July 18, 2006, the Compensation Committee also approved an amendment to the employment agreement between the Company and Paul Sagan, its Chief Executive Officer. The agreement was revised to provide that if Mr. Sagan terminates his employment under certain circumstances following a change in control of Akamai, vesting of all outstanding unvested options held by him as of the termination date shall accelerate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2006	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Melanie Haratunian

Melanie Haratunian, Vice President and General Counsel